Exhibit 10.17

SECOND AMENDMENT TO LEASE

This Second Amendment (this “Amendment”) is made as of the 11th day of February, 2000, by and between NORWALK IMPROVEMENTS, LLC, a New York limited liability company having an address at 580 White Plains Road, Tarrytown, New York 10591 (“Landlord”) and MODEM MEDIA.POPPE TYSON, INC., a Delaware corporation having an address at 230 East Avenue, Norwalk, Connecticut 06855 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a lease (the “Original Lease”), dated as of April 21, 1998, for the entire second, third and fourth floors in the building (the “Building”) known as 230 East Avenue, Norwalk, Connecticut and more particularly shown on Exhibit A of the Original Lease (the “Original Premises”);

WHEREAS, Tenant’s performance of its obligations under the Original Lease was guaranteed by True North Communications Inc. (“Guarantor”) pursuant to a Guaranty of Lease, dated April 21, 1998, made by Guarantor for the benefit of Landlord (the “Guaranty”);

WHEREAS, Landlord and Tenant entered into that certain Amendment to Lease, dated as of November 6, 1998 (the “First Amendment”);

WHEREAS, the Original Lease provides for Tenant to lease the 25,000 rentable square feet of space shown on Exhibit A-1 annexed to the Original Lease and defined in the Lease as the “First Floor Space”, effective as of May 1, 2000 (such space shall be referred to in this Amendment as the “Original First Floor Space”);

WHEREAS, Tenant desires to lease the Original First Floor Space prior to May 1, 2000;

WHEREAS, Tenant desires to lease the balance of the rentable space on the first floor of the Building, which space is shown on Exhibit A to this Amendment (the “Additional First Floor Space”; the Original First Floor Space and the Additional First Floor Space shall collectively be referred to in this Amendment as the “First Floor Space”);

WHEREAS, Tenant also desires the option to lease the space in the basement of the Building shown on Exhibit A-1 to this Amendment (the “Basement Space”) in accordance with the terms of this Amendment;

WHEREAS, Landlord has agreed to perform the work (“Landlord’s First Floor Work”) described in Exhibit B to this Amendment with respect to the First Floor Space in Phase I as more particularly described in Exhibit B-1 annexed to this Amendment (the “Phase I Work”) and Phase II as more particularly described in Exhibit B-2 annexed to this Amendment (the “Phase II Work”);

WHEREAS, Tenant desires to perform various items of work to prepare the First Floor Space for Tenant’s initial use and occupancy (the “First Floor Initial Improvements”);

WHEREAS, a portion of the First Floor Space (the “Famous Footwear Space”) is occupied by Brown Group Retail Inc. (“Famous Footwear”) pursuant to lease dated July 21, 1992 (the “Famous Footwear Lease”), and another portion of the First Floor Space (the “Carter’s Space”) is occupied by William Carter Co. (“Carter’s”), pursuant to lease dated July 21, 1998 (the “Carter’s Lease”) (the Famous Footwear Space and the Carter’s Space are collectively referred to herein as the “Occupied First Floor Space”);

WHEREAS, Tenant desires to take occupancy of the portion of the Additional First Floor Space shown on Exhibit C to this Amendment (the “Swing Space”) upon Landlord’s completion of the items of work described in Exhibit C-1 to this Amendment (the “Swing Space Work”) and to use the Swing Space for one hundred twenty (120) days while Landlord is performing Landlord’s First Floor Work and Tenant is performing the First Floor Improvements to other portions of the First Floor Space;

WHEREAS, Landlord and Tenant wish to amend the Original Lease, as amended by the First Amendment, in certain other respects in accordance with the terms set forth herein; and

WHEREAS, by affixing its joinder hereto, Guarantor desires to reaffirm its guaranty of all of Tenant’s obligations under the Original Lease, as amended by the First Amendment and this Amendment (as so amended, the “Lease”).

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, subject to the covenants and conditions contained in the Lease, the First Floor Space. The First Floor Space shall be deemed to be a part of the Premises referred to in the Lease.

1.	Supplementing Sections 1.01 and 8.25 of the Original Lease, Landlord represents, and Tenant acknowledges and agrees, that (a) the Real Property includes the properties formerly known as 3 Rowan Street and 10 Rowan Street, Norwalk, Connecticut and the building on the Real Property that is located adjacent to the Building and is more particularly shown on Exhibit A-2 to this Amendment (the “Other Building”), and (b) Landlord’s obligations under the final sentence of Section 8.25 do not apply to the Other Building.

2.	Supplementing Section 1.02 of the Original Lease, Landlord and Tenant acknowledge and agree that the Term Commencement Date with respect to the Original Premises occurred on February 1, 1999, and the Term Expiration Date of the Lease will occur on January 31, 2009 (subject to extension by reason of Tenant’s exercise of its right to renew the Term pursuant to Article 10 of the Lease).

3.	Supplementing Section 1.03 of the Original Lease:

(a)	The “Term Commencement Date” with respect to any portion of the First Floor Space shall be the date upon which Landlord has substantially completed (as hereinafter defined) the Phase I Work applicable to such portion of the First Floor Space. The minimum area of any block of space delivered by Landlord shall be 5,000 contiguous rentable square feet, except that the final such block may be less than 5,000 contiguous rentable square feet. As used herein, the terms “substantially completed” and “substantial completion” shall mean (i) with respect to Phase I, that stage of the progress of the Phase I Work as shall enable Tenant to occupy the applicable First Floor Space to perform the First Floor Initial Improvements without material interference by reason of incomplete or unfinished details of the Phase I Work and (ii) with respect to Phase II Work the stage of progress of Phase II Work or Swing Space Work, as the case may be, as shall enable Tenant to receive the services to be provided by Landlord pursuant to the Lease, to have access to the Premises and not to be impeded from using the First Floor Space or Swing Space for Tenant’s office purposes.

(b)	Upon the written request of either Landlord or Tenant, both parties shall enter into a written agreement substantially in the form of Exhibit E to this Amendment confirming the date upon which the Term Commencement Date occurred with respect to the applicable portion of the First Floor Space and the area of the space then being delivered.

(c)	If Tenant disagrees with Landlord’s determination of the Term Commencement Date with respect to any portion of the First Floor Space, then Tenant shall have the right to submit such dispute to arbitration pursuant to Section 8.28(b) of the Original Lease, provided that (i) Landlord’s determination of the Term Commencement Date shall be conclusive and binding upon Tenant unless and until there is a contrary determination in such arbitration and Tenant shall pay all Rent from the Term Commencement Date Landlord determines and (ii) Tenant may only commence any such arbitration within sixty (60) days after Landlord shall have delivered the applicable portion of the First Floor Space (time being of the essence). If such arbitration determines that the Term Commencement Date occurred on a day other than the date determined by Landlord with respect to any portion of the First Floor Space, then Landlord shall refund such excess or Tenant shall pay such deficiency, as applicable, within ten (10) days after both parties receive the written determination of such arbitration.

(d)	Landlord shall use commercially reasonable efforts to cause the Phase I Work to be substantially completed on or before the date (the “Phase I Completion Date”) that is 75 days from the date of this Amendment. Landlord shall use commercially reasonable efforts to cause the Phase II Work to be substantially completed on or before the date (the “Completion Date”) that is 90 days after the Phase I Completion Date.

(e)	If (i) the Phase I Completion Date fails to occur within such 75-day period or Landlord fails to provide Essential Services (as hereinafter defined) to a portion of the First Floor Space within 30 days after the occurrence of the Term Commencement Date for such portion (the “Essential Services Date”), subject to extension for the period that such occurrence is prevented due to a Force Majeure event (as hereinafter defined) and (ii) Tenant shall have given Landlord written notice (the “Self-Help Notice”) of such failure clearly stating “NOTICE OF FAILURE TO COMPLETE A PORTION OF LANDLORD’S FIRST FLOOR WORK; LANDLORD’S FAILURE TO COMPLETE SUCH LANDLORD’S FIRST FLOOR WORK SHALL ENTITLE TENANT TO EXERCISE ITS SELF-HELP RIGHT TO COMPLETE SUCH LANDLORD’S FIRST FLOOR WORK” or language to substantially similar effect and (iii) the Phase I Completion Date or the Essential Services Date fails to occur within 30 days after Tenant gives the Self-Help Notice, then Tenant shall have the right (the “First Floor Self-Help Right”) to cure such failure by completing such uncompleted item(s) of Landlord’s First Floor Work in the manner Landlord is required to perform the same and to recover its reasonable out-of-pocket costs actually paid to third parties in connection therewith. In the event that Landlord asserts that the Phase I Completion Date or the Essential Services Date has not occurred by reason of a Force Majeure event, then Landlord shall (x) within three (3) business days thereafter, provide Tenant with a detailed explanation of why Tenant’s exercise of the Self-Help Right would not expedite the occurrence of the Phase I Completion Date or the Essential Services Date and (y) diligently and continuously attempt to cause the Phase I Completion Date or the Essential Services Date to occur as soon thereafter as reasonably practicable. The term “Essential Services” shall mean the temporary heating, ventilation, air conditioning, electricity and plumbing services necessary to enable Tenant to perform the First Floor Initial Improvements.”

(f)	Landlord shall use all commercially reasonable efforts to complete the Phase II Work as expeditiously as reasonably practicable so as to enable Tenant to occupy the First Floor Space for the operation of its business therein.

1.	Supplementing Section 2.02 of the Original Lease, Base Rent for the First Floor Space shall be payable as follows:

(a)	With respect to the Original First Floor Space, Base Rent shall be payable at the rate equal to (i) the product of (A) $21.50 per rentable square foot per year multiplied by (B) the number of rentable space feet of space in the applicable portion of the Original First Floor Space for the period from the applicable Term Commencement Date therefor to and including January 31, 2003, and (ii) the product of (A) $24.50 per rentable square foot per year multiplied by (B) the number of rentable square feet of space in such portion of the Original First Floor Space for the period from February 1, 2003, to and including January 31, 2009.

(b)	With respect to the Additional First Floor Space, Base Rent shall be payable at the rate equal to (i) the product of (A) $23.50 per rentable square foot per year multiplied by (B) the number of rentable space feet of space in the applicable portion of the Additional First Floor Space for the period from the Term Commencement Date therefor to and including the day immediately preceding the fifth (5th) anniversary of the applicable Term Commencement Date and (ii) the product of (A) $25.50 per rentable square foot per year multiplied by (B) the number of rentable square feet of space in such portion of the Additional First Floor Space for the period from fifth (5th) anniversary of the applicable Term Commencement Date to and including January 31, 2009.

(c)	(i) With respect to the Swing Space, Base Rent shall be payable at the rate equal to the product of $10.00 per rentable square foot per year multiplied by the number of rentable square feet of space in the Swing Space for the period (the “Swing Space Term”) from the date upon which the Swing Space Work is substantially completed to and including the 120th day following the first Term Commencement Date that occurs for any portion of the First Floor Space (the “Swing Space Expiration Date”). On the day following the Swing Space Expiration Date, the Term Commencement Date for the Swing Space shall be deemed to occur, the Swing Space shall be added to the Premises as part of the Original First Floor Space and Base Rent shall be payable therefor in accordance with Paragraph 5(b) hereof. In addition, Tenant shall pay Landlord, as an increase to Base Rent, an amount equal to the cost of the Swing Space Work performed by Landlord (the “Swing Space Costs”), together with interest on the unrepaid portion of the Swing Space Costs from the date the Swing Space Term commences until the date the Swing Space Costs are repaid in full, with accrued interest, at the rate of 10% per annum; except, however, that Tenant shall pay Landlord, within fifteen (15) days after Landlord’s demand therefor, for Landlord’s cost to perform items 3, 5, 6 and 8 of Exhibit C-1 hereof. The Swing Space Costs shall be repaid in five (5) equal monthly installments commencing on the first day of the month next following the month in which the Swing Space Term commences and on the first day of each of the next four (4) months. Interest accruing on the unrepaid Swing Space Costs shall be payable in arrears as part of the next monthly Base Rent payment.

(ii) Landlord shall perform Landlord’s First Floor Work to the former Swing Space in the same manner that Landlord is obligated to perform such work with respect to the other Additional First Floor Space.

(iii) Tenant shall have the nonexclusive right to pass over the cross-hatched area shown on Exhibit C for access to and from the elevator adjacent thereto.

(d)	The parties acknowledge and agree that the Original First Floor Space contains 25,000 rentable square feet, the Additional First Floor Space contains 27,529 rentable square feet, the Swing Space contains 7,500 rentable square feet and the Basement Space contains 41,000 rentable square feet (subject to Tenant’s confirmation of Landlord’s measurement of such Basement Space only).

(e)	Provided that Tenant is not in default of the Lease beyond the expiration of all applicable grace and cure periods, Tenant shall be entitled to receive a credit against Base Rent next accruing with respect to the First Floor Space in an amount equal to one-third (1/3) of the amount (if any) then due and owing to CB Commercial Real Estate Group, Inc. by Landlord pursuant to that certain Leasing Commission Agreement, dated as of the date hereof, between Landlord and CB Commercial Real Estate Group, Inc. with respect to the First Floor Space or Basement Space, as applicable, it being understood that, although the amount of such credit is calculated with reference to such commission, Tenant represents to Landlord that Tenant is not sharing such commission in any manner.

(f)	If the Term Commencement Date shall fail to occur with respect to any portion of the First Floor Space (including, without limitation, the Occupied First Floor Space) because of the holding over or retention of possession of any tenant, undertenant or occupant or for any other reason whatsoever, then the validity of the Lease shall not be impaired thereby, and no Base Rent or Additional Rent shall be payable for such portion until the Term Commencement Date occurs with respect thereto. If Landlord fails to deliver to Tenant exclusive possession of either the Famous Footwear Space or the Carter’s Space on or before July 31, 2000 (the “Vacate Date”), then Tenant shall receive a credit against Base Rent payable for the remainder of the First Floor Space equal to $590.00 for each day after the Vacate Date until Landlord delivers the Occupied First Floor Space to Tenant. Landlord shall use all commercially reasonable efforts to dispossess any holdover tenant or undertenant or other wrongful occupant of any portion of the First Floor Space, including, without limitation, commencing and diligently prosecuting an eviction proceeding against such holdover tenant or subtenant or other wrongful occupant.

(g)	Upon execution of this Amendment, Tenant is paying Landlord the sum of $98,702.63, which will be credited against the first monthly installments of Base Rent that will be payable from and after the date the Term has commenced with respect to the entire First Floor Space. If either or both of Famous Footwear or Carter’s fails to vacate the Occupied First Floor Space on or before the Vacate Date, then Tenant may credit against the next installments of Base Rent accruing hereunder from and after August 1, 2000, a portion of said $98,702.63 equal to the product of $98,702.63 multiplied by a fraction the numerator of which is the number of rentable square feet of the Occupied First Floor Space that Landlord failed to deliver on or before the Vacate Date and the denominator of which is 52,529. Tenant acknowledges that the $90,500.00 referred to in Section 2.02(b) of the Original Lease has been fully applied against Base Rent that was due and payable thereunder.

2.	Section 2.03(d) of the Original Lease is hereby modified by deleting therefrom the phrase “at Landlord’s option,” appearing on the fourth and fifth lines thereof.

1. (a)	The First Floor Initial Improvements shall be subject to the provisions of the Original Lease that apply to the Initial Improvements, except that Sections 4.01(d) and 4.01(f) of the Original Lease shall not apply to the First Floor Initial Improvements except to the extent expressly provided in this Amendment.

(b)	Tenant shall submit the Initial Plans and Specifications for the First Floor Initial Improvements (including, without limitation, the HVAC Work, the Bathroom/Utilities Closet Work and the Extra Bathroom/Utilities Closet Work (as such terms are hereinafter defined)) to Landlord for its approval on or before February 28, 2000 (the “Plan Delivery Date) (time being of the essence). Landlord acknowledges that Tenant has submitted approved plans for the work shown in Exhibit B-2-1, which plans were prepared by Jeter Cook & Associates, Inc., dated January 14, 2000, Pages A-2.0.0, A-3.1.0 and A-4.1.0. If Tenant fails duly and timely to submit the Initial Plans and Specifications (or any revisions thereof) to Landlord for the First Floor Initial Improvements on or before the applicable Plan Delivery Date or to comply with the other applicable provisions of Article 4 of the Original Lease and such failure delays Landlord in the completion of any item of Phase I Work or Phase II Work, then such failure shall extend the Completion Date by one day for each day such failure exists, as determined by Landlord in its reasonable judgment. The plans and specifications approval process set forth in Section 4.01(c) of the Original Lease, as modified by this Amendment, shall apply to the First Floor Initial Improvements and the rights and obligations of Landlord and Tenant as fully as if they were the “Initial Improvements” referred to therein, except the two 10 business day periods therein shall be reduced to five (5) business days each.

(c)	Landlord and Tenant shall direct their contractors, subcontractors, and materialmen, to work harmoniously and cooperatively in performing Landlord’s First Floor Work and the First Floor Initial Improvements.

(d)	Promptly after Landlord delivers a notice to Tenant that the Term Commencement Date has occurred with respect to any portion of the First Floor Space, Landlord and Tenant shall inspect such space and jointly prepare a “punchlist” of any incomplete or defective items of Landlord’s First Floor Work. Landlord shall use all commercially reasonable efforts (subject to any delays caused by Tenant’s Delays or Force Majeure) to complete the items shown on the punchlist within 60 days after the same is prepared.

1. (a)

If (i) the Term Commencement Date shall have occurred with respect to any portion of the First Floor Space and (ii) Tenant shall have paid the first monthly installment of Base Rent therefor (excluding any Base Rent paid upon the execution of this Lease), then Landlord shall deposit with Commonwealth Land Title Insurance Company (“Escrow Agent”) an amount (“Landlord’s First Floor Contribution”) equal to the sum of (1) the product of (A) $28.00 per rentable square foot multiplied by (B) the number of rentable square feet of such space that consists of the Original First Floor Space (if any) plus (2) the product of (A) $40.00 per rentable square foot multiplied by (B) the number of rentable square feet of such space that consists of the Additional First Floor Space (if any).

(b)	Escrow Agent shall hold Landlord’s First Floor Contribution in an escrow account (the “TI Escrow Account”) and shall disburse it to Tenant to reimburse Tenant for the costs of First Floor Initial Improvements to the applicable First Floor Space solely in accordance with the terms of the escrow agreement annexed to this Amendment as Exhibit D (the “Escrow Agreement”). Landlord and Tenant acknowledge and agree to execute all instruments and take all actions reasonably necessary to grant a first lien on, and perfected security interest in, and to collaterally assign the TI Escrow Account for the benefit of Morgan Guaranty Trust Company of New York or the then Superior Mortgagee of the Real Property (“Lienholder”).

(c)	Tenant shall pay Landlord an amount equal to the product of the number of rentable square feet of Additional First Floor Space included in such First Floor Space multiplied by $12.00 per rentable square foot (the “Extra Contribution”), together with interest on the unrepaid portion of the Extra Contribution from the date it is deposited with Escrow Agent pursuant to Paragraph 8(a) hereof by Landlord until the date repaid in full by Tenant, with accrued interest, at the rate of 10% per annum. The Extra Contribution that is advanced by Landlord shall be repaid in equal monthly installments commencing on the first day of the month next following the month in which such portion was advanced and continuing through January 1, 2009, as an increase to Base Rent. Interest accruing on the unpaid Swing Space Costs shall be payable in arrears as part of the next monthly Base Rent payment.

(d)	The provisions of Section 4.01(g) of the Original Lease shall apply to the First Floor Initial Improvements and Landlord’s First Floor Contribution as if they were the Initial Improvements and Landlord’s Contribution, respectively, referred to therein.

1.	Landlord shall not unreasonably withhold or delay its consent to Tenant’s selection of a construction manager or general contractor for the performance of the First Floor Initial Improvements.

2.

Landlord shall, at Landlord’s cost, perform the items of work to the heating-ventilation-air-conditioning system serving the First Floor Space that it is required to perform under the Original Lease (the “HVAC Work”). Landlord shall, at Tenant’s option, perform the additional HVAC work shown on Tenant’s plans and specifications therefor (“Tenant’s HVAC Plans”) once the same have been approved by Landlord (“Tenant’s HVAC Work”). When Tenant’s HVAC Work has been substantially completed, Landlord shall give Tenant written notice thereof, which notice shall be accompanied by a reasonably detailed itemization of the costs Landlord has actually paid to third parties in performing

Tenant’s HVAC Work and, to the extent available, paid invoices therefor (“Tenant’s HVAC Costs”). Landlord shall advance the first $330,000.00 of Tenant’s HVAC Costs, which Tenant shall repay, together with interest on the unrepaid portion thereof from the date of substantial completion of Tenant’s HVAC Work until the date said $330,000.00 is repaid in full by Tenant, with accrued interest thereon, at the rate of 10% per annum. Said $330,000.00 shall be repaid in equal monthly installments commencing on the first day of the month next following the month in which substantial completion of Tenant’s HVAC Work occurs and continuing through January 1, 2009, as an increase to Base Rent. Interest accruing on the unrepaid portion of said $330,000.00 shall be payable in arrears as part of the next monthly Base Rent payment. If Landlord’s cost to perform Tenant’s HVAC Work exceeds $330,000.00, then Tenant shall pay the amount of such excess to Landlord within fifteen (15) days after Landlord’s demand therefor.

3. (a)	Landlord shall, at Landlord’s cost, perform the items of work to the bathrooms and electric/telephone closet serving the First Floor Space that are described in Exhibit B-2-1 to this Amendment (the “Bathroom/Utilities Closet Work”) except for the items of the Bathroom/Utilities Closet Work that constitute the Extra Bathroom/Utilities Closet Costs (as hereinafter defined). Landlord shall also perform the work (the “Extra Bathroom/ Utilities Closet Work”) necessary to construct two (2) sets of men’s and women’s restrooms in lieu of the one set of men’s and women’s restrooms that Landlord was obligated to construct for the First Floor Space pursuant to the Original Lease (the “Extra Bathroom/Utilities Closet Costs”) in accordance with Paragraph 11(b) hereof. When the Bathroom/Utilities Closet Work has been substantially completed, Landlord shall give Tenant written notice thereof, which notice shall be accompanied by a reasonably detailed itemization of the costs Landlord has actually paid to third parties in performing the Bathroom/Utilities Closet Work and, to the extent available, paid invoices therefor (“Bathroom/Utilities Closet Costs”).

(b)	Landlord shall advance the first $84,000.00 of the Extra Bathroom/Utilities Closet Costs, which Tenant shall repay, together with interest on the unrepaid portion thereof from the date of substantial completion of the Extra Bathroom/Utilities Closet Work until the date said $84,000.00 is repaid in full by Tenant, with accrued interest thereon, at the rate of 10% per annum. Said $84,000.00 shall be repaid in equal monthly installments commencing on the first day of the month next following the month in which said substantial completion of the Extra Bathroom/Utilities Closet Work occurs and continuing through January 1, 2009, as an increase to Base Rent. Interest accruing on the unrepaid portion of said $84,000.00 shall be payable in arrears as part of the next monthly Base Rent payment. If Tenant’s written change orders cause the cost to perform the Extra Bathroom/Utilities Closet Work to exceed $84,000.00, then Landlord shall provide Tenant with written notice thereof, which shall be accompanied by a reasonably detailed itemization of the excess costs, Tenant shall pay such excess costs to Landlord within fifteen (15) days after Tenant’s receipt of such itemization, and Landlord shall perform the Extra Bathroom/Utilities Closet Work.

1.	Tenant acknowledges and agrees that Landlord shall only be responsible for the cost of removal or other abatement of asbestos and asbestos-containing material during the normal business hours, and at the standard charges, of the abatement contractors engaged by Landlord. In the event that Tenant desires that such removal or other abatement occur at any times or in any manner that results in charges in addition to the standard charges therefor due to the use of labor at overtime or premium wage rates, special equipment or materials or for any other reason whatsoever, then Tenant shall be solely responsible for the amount of such additional charges. Landlord shall provide Tenant with reasonably detailed invoices of the amount of such additional charges Landlord has actually paid to third parties, and Tenant shall pay Landlord the amount of such charges within 15 days after Tenant receives such invoices.

1.	The Additional Space Option set forth in Article 9 of the Original Lease shall apply to the Basement Space, which shall be deemed to constitute Additional Space for purposes thereof, except that if Landlord gives an Additional Space Notice to Tenant with respect to the Basement Space for purposes of said Article 9, then (i) Tenant shall only have 15 days from the date it receives such Additional Space Notice (time being of the essence) to exercise the Additional Space Option with respect to the Basement Space and (ii) Landlord and Tenant shall agree upon the plans and specifications for the work to be performed to the Basement Space to prepare it for Tenant’s use for parking purposes (the “Basement Work”). If Tenant effectively exercises the Additional Space Option with respect to the Basement Space, then the Basement Space shall deemed added to the Premises in accordance with the provisions of said Article 9, except that (a) the Base Rent payable by Tenant for the Basement Space pursuant to Section 9.01(b)(ii) of the Original Lease shall be the greater of (1) the annual fair market fixed rent determined pursuant to the procedure set forth in Section 9.01(g) of the Original Lease for comparable storage space in the City of Norwalk, Connecticut or (2) the product of the rent per rentable square foot of space in the Basement Space then being offered that was last payable therefor by Walter Ponichtera (doing business as Norwalk Storage) pursuant to lease, dated October 21, 1991 multiplied by the number of rentable square feet of floor area in the Basement Space, (b) there shall be no Additional Space Contribution pursuant to Section 9.01(b)(vi) of the Original Lease, and (c) except for the Basement Work to be performed by Landlord (if any), Tenant shall accept vacant “as is” possession of the Basement Space without any warranties or representations by Landlord as to the condition thereof. If Tenant fails to effectively exercise the Additional Space Option with respect to the Basement Space, then such Additional Space Option shall be conclusively waived with respect to such Basement Space, and Landlord shall be free to lease the same to any party upon any terms that Landlord desires.

1.	Landlord shall, at Landlord’s cost, revise the additional insured provision of the Environmental Insurance Policy covering the Premises to reflect the change of Tenant’s name from “TN Technologies, Inc.” to “Modem Media.Poppe Tyson Inc.”

1.	The provisions of this Amendment shall supersede in their entirety Article 9 of the Original Lease with respect to the Additional First Floor Space (but shall survive with respect to the Basement Space only) and Article 11 of the Original Lease with request to the Original First Floor Space, and Tenant shall have no further rights or options thereunder except to the extent expressly provided in this Amendment.

1. (a)	Landlord shall provide parking to Tenant in accordance with the parking plan annexed to this Amendment as Exhibit H (the “Parking Plan”). Landlord shall use all commercially reasonably efforts for a period of twelve (12) months after the first Term Commencement Date to occur for the First Floor Space to purchase or lease additional parking facilities in the vicinity of the Building for Tenant’s exclusive use, but Landlord shall have no liability of any kind or nature if it is unable to do so for any reason whatsoever. If Landlord is able to purchase or lease such parking facilities, then it shall notify Tenant of the terms and conditions upon which such parking facilities are available. If Tenant shall desire that Landlord purchase or lease such parking facilities for Tenant’s exclusive use upon such terms, then Tenant shall so notify Landlord within ten (10) business days after it receives Landlord’s notice. If Landlord and Tenant are able to agree in writing upon the manner in which Tenant would reimburse Landlord for the costs of acquiring, leasing, demolishing, paving, striping, lighting, or otherwise preparing such parking facilities for Tenant’s exclusive use, then Landlord shall purchase or lease such parking facilities and shall demolish, pave, stripe, light (if appropriate in Landlord’s judgment) and otherwise prepare the same for Tenant’s exclusive use. Any such property or properties that are purchased by Landlord shall be deemed added to the Real Property upon Landlord’s acquisition of legal title thereto. If Tenant fails to so notify Landlord within such 10-business day period, then Landlord shall be free to purchase or lease such parking facilities for its own use or the use of others on all of the same material terms as set forth in such notice for any purposes Landlord deems appropriate, and Landlord shall have no obligation to offer any portion thereof to Tenant. Provided that Landlord has delivered and Tenant has entered into occupancy of the entire First Floor Space on or before September 1, 2000, Landlord shall use commercially reasonable efforts to cause the parking facilities shown on the Parking Plan to be repaved by November 15, 2000.

(b)	Tenant shall cause its employees, invitees and licensees who are issued stickers or other passes by Landlord for spaces in the commuter parking lot serving the Premises to park exclusively in such spaces.

2.	Landlord shall permit Tenant, at Tenant’s sole expense, to install, operate, maintain, remove, and replace a generator in the location shown on Exhibit I annexed to this Amendment (the “Generator”). Tenant shall submit the specifications for the Generator to Landlord for its approval on or before February 28, 2000 (which approval shall not be unreasonably withheld or delayed). Tenant shall install, operate, maintain, remove, and replace the Generator in accordance with such reasonable rules and regulations as may be established by Landlord from time to time and all applicable Legal Requirements. Landlord shall grant Tenant and Tenant’s agents and contractors reasonable access to the Generator to enable Tenant to comply with Tenant’s obligations hereunder. Landlord shall be entitled to deduct any amounts it actually pays to third parties in connection with the installation of the Generator, such as the costs of closing existing window openings with cinder blocks from the undisbursed amount of Landlord’s First Floor Contribution.

3. (a)	Section 2.03(b)(iii) of the Original Lease is hereby deleted in its entirety, and the following is substituted therefor:

“(iii) The term “Operating Expense Payment” shall mean the sum of the Common Operating Expense Payment (as hereinafter defined) plus the Building Operating Expense Payment (as hereinafter defined). The term “Common Operating Expense Payment” shall mean Tenant’s Percentage of the amount by which the Common Operating Expenses (as hereinafter defined) for a Lease Year exceed Common Operating Expenses for the Base Year. The term “Building Operating Expense Payment” shall mean Tenant’s Percentage of the amount by which the Building Operating Expenses (as hereinafter defined) for a Lease Year exceed Building Operating Expenses for the Base Year. The term “Common Operating Expenses” shall mean all Operating Expenses for maintenance of the parking facilities and roads that are used in common by the occupants of the Building and the Other Building (as hereinafter defined), landscaping costs, snow removal costs, and premiums for liability insurance maintained by Landlord for such parking facilities and roads. The “Building Operating Expenses” shall mean all Operating Expenses that are not Common Operating Expenses. Subject to Tenant’s right to dispute Annual Statements pursuant to Section 2.03(g) hereof, Landlord’s determination of whether Operating Expenses are Common Operating Expenses or Building Operating Expenses shall be conclusive and binding upon the parties.”

(b)	Supplementing Section 2.03(b)(iv) of the Original Lease, the Base Year for the Common Operating Expense Payment and the Building Operating Expense Payment shall be (i) calendar year 1999 with respect to the Original Premises and the Original First Floor Space and (ii) calendar year 2000 with respect to the Additional First Floor Space.

(c)	Supplementing Section 2.04(a)(i) of the Original Lease, the Tenant’s Percentage shall be recalculated and increased as follows on each Term Commencement Date for the First Floor Space:

(i)	The Tenant’s Percentage for purposes of the Tenant’s Tax Payment payable pursuant to Section 2.04 of the Original Lease for the entire Premises and the Common Operating Expense Payment (as hereinafter defined) for the entire Premises shall be the product of (A) 100% multiplied by (B) the fraction the numerator of which is the number of rentable square feet of space in the Premises (including the First Floor Space then being added) and the denominator of which is the number of rentable square feet of space in the Building plus the number of rentable square feet in the Other Building; and

(ii)	The Tenant’s Percentage for purposes of the Building Operating Expense Payment (as hereinafter defined) shall be the product of (A) 100% multiplied by (B) the fraction the numerator of which is the number of rentable square feet of space in the Premises (including the First Floor Space then being added) and the denominator of which is the number of rentable square feet of space in the Building.

(d)	Supplementing Section 2.04(b)(iv) of the Original Lease, the Base Tax Year for the Tenant’s Tax Payment shall be (i) the Tax Year commencing July 1, 1998, and ending June 30, 1999, with respect to the Original Premises and the Original First Floor Space and (ii) the Tax Year commencing July 1, 1999, and ending June 30, 2000, with respect to the Additional First Floor Space.

4.	Supplementing Section 2.05(a) of the Lease, Landlord shall use commercially reasonable efforts to cause the public utility supplying electricity to the Building to install one or more meters to directly measure the electricity consumed by Tenant in the First Floor Space, but Landlord shall have no liability of any kind or nature if it is unable to effectuate such direct metering for any reason whatsoever until such time as electricity being supplied to the First Floor Space is directly metered to Tenant by such public utility. Tenant shall pay for electricity it consumes in the First Floor Space at the same average cost per rentable square foot as Tenant is then paying for electricity it consumes in the remainder of the Premises.

5.	Section 3.04(a) of the Original Lease is hereby deleted in its entirety, and the following is substituted therefor:

“Compliance with Laws by Landlord. (a) Landlord shall (i) comply, at its sole cost and expense, with all laws and ordinances and all rules, orders or regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental or quasi-governmental authority having or asserting jurisdiction over the Building or any portion of the Real Property, including without limitation, zoning ordinances and building and fire safety codes (collectively, “Legal Requirements”), applicable to the Building or the Real Property, other than the Premises, or any work, installation, occupancy, use or manner of use by Landlord of, in or relating to the Building or the Real Property or any part thereof, and (ii) use commercially reasonable efforts to cause other tenants to comply with Legal Requirements applicable to their premises to the extent the same would affect Tenant’s use and occupancy of the Building or the Real Property, unless Landlord or such other tenant, as applicable, shall, in good faith, be contesting the applicability thereof to the Real Property. Landlord shall promptly notify Tenant of any notice it receives of a violation of Legal Requirements that, in the Landlord’s reasonable judgment, might adversely affect Tenant’s use of the Premises, the

Building or the Real Property. Landlord shall, at its expense, take all necessary actions (including, without limitation, commencing litigation), in its reasonable judgment, to diligently cure and remove of record any such violation that Landlord is not so contesting or any such violation caused by the negligence or other tortious acts of Landlord and its agents, employees and contractors.”

1.	The fourth sentence of Section 4.03 of the Original Lease is hereby deleted in its entirety, and the following is substituted therefor:

“Tenant shall be under no obligation to restore the Premises or any item of Tenant’s Property that is permanently affixed to the Building to the condition in which it previously existed or to remove or repair any of the First Floor Initial Improvements upon the expiration of the Term.”

1.	The first sentence of Section 4.05 of the Original Lease is hereby deleted in its entirety, and the following is substituted therefor:

“Tenant shall comply, at its sole cost and expense, with all Legal Requirements applicable to the Premises or any work, installation, occupancy, use or manner of use by Tenant of, in or relating to the Premises or any part thereof.”

1.	Section 5.01 of the Original Lease is hereby modified as follows:

(a)	Section 5.01 of the Original Lease is hereby modified by adding the following at the end thereof:

“provided, however that the foregoing termination right shall not apply to a subletting of a portion of the Premises to an Incubated Entity or a related party (as hereinafter defined) in accordance with Section 5.01(i) hereof.”

(b)	Section 5.01 (c) of the Original Lease is hereby modified by adding the words “or if such subletting is of only a part of the Premises to an Incubated Entity or a related party” after the word “above” on the second line thereof.

(c)	Section 5.01(c)(3) of the Original Lease is hereby modified by adding the phrase “provided that such financial standing test shall not apply to any partial subletting of the Premises to an Incubated Entity or a related party;”

(d)	Section 5.01(f) of the Original Lease is hereby modified by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, Tenant shall pay Landlord all, rather than one-half (1/2), of the excess referred to in this Section 5.01(f) with regard to any subletting of a portion of the Premises to an Incubated Entity.”

(e)	Section 5.01(i) of the Original Lease is hereby modified by adding the following at the end thereof:

“As used herein, “control” shall mean the possession of the power, directly or indirectly, to cause the direction of management and policy of a corporation, partnership or other business entity, whether through the ownership of voting securities, by contract, common directors or officers, the contractual right to manage the business affairs of any such corporation, partnership, or business entity, or otherwise. The provisions of this Section 5.01(e) shall also apply to any entities in which Tenant owns a direct or indirect economic interest, but not a controlling interest (each, an “Incubated Entity”, collectively, the “Incubated Entities”), so long as the Incubated Entities do not, in the aggregate, at any time occupy more than 37.5% of the floor area of the Premises and otherwise comply with the provisions of this Lease.”

1.	Section 6.12 of the Original Lease is hereby deleted in its entirety, and the following is substituted therefor:

“Indemnity. (a) Tenant shall indemnify, defend and hold Landlord and Landlord’s officers, directors, shareholders, partners (both general and limited), employees, and other principals (disclosed and undisclosed) and all Superior Mortgagees and Superior Lessors harmless from and against all fines, penalties, causes of action, governmental enforcement actions, loss, cost, liability or expense arising out of, related to or resulting from: (i) the use, occupancy or condition of the Premises by Tenant, (ii) the willful misconduct or negligent acts or omissions of Tenant, its agents, contractors, employees, invitees or licensees in or about the Premises or Unleased Areas (as hereinafter defined), (iii) the Tenant’s failure to comply with laws or regulations of the United States or of the state or municipality in which the Tenant is carrying out its obligations under this Lease in or about the Premises, or (iv) Tenant’s breach of this Lease. Such indemnity shall include, without limitation, the obligation to provide all reasonable costs of defense by legal counsel selected by Tenant (subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed) against any such claims. The foregoing indemnity shall exclude liability caused by the willful misconduct or negligent acts or omissions of Landlord or its agents, contractors, employees, invitees or licensees.”

(b) Landlord shall indemnify, defend and hold Tenant and Tenant’s officers, directors, shareholders, partners (both general and limited), employees, and other principals (disclosed and undisclosed) harmless from and against all fines, penalties, causes of action, governmental enforcement actions, loss, cost, liability or expense arising out of or related to or resulting from: (i) the use, occupancy or condition of the portions of the Real Property that are not then leased to Tenant or other tenants, including, without limitation, any parking facilities comprising part of the Real Property (the “Unleased Areas”) and the Basement Space; (ii) the willful misconduct or negligent acts or omissions of Landlord, its agents, contractors, employees, invitees or licensees, in or about the Real Property, (iii) the Landlord’s failure to comply with laws or regulations of the United States or of the state or municipality in which the Landlord is carrying out its obligations under this Lease with respect to the Real Property, or (iv) Landlord’s breach of this Lease. Such indemnity shall include, without limitation, the obligation to provide all reasonable costs of defense by legal counsel selected by Landlord (subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed) against any such claims. The foregoing indemnity shall exclude liability caused by the willful misconduct or negligent acts or omissions of Tenant or its agents, contractors, employees, invitees or licensees.

1.	Section 6.13 of the Original Lease is hereby modified by deleting the phrase “which is required by this Lease to be insured against” from the sixth and seventh lines thereof.

1.	Section 7.05 of the Original Lease is hereby modified by adding the following new Section 7.05(f):

“(f) Landlord shall maintain such liability insurance coverage in effect as may be required under any Superior Mortgage or Superior Lease covering the Premises. If no such Superior Mortgage or Superior Lease shall then be in effect or no such liability coverage be required thereunder, then Landlord shall carry such liability insurance coverage as shall then be consistent with the coverage carried by owners of comparable office buildings to the Building in Fairfield County, Connecticut. Landlord shall carry liability insurance with respect to the Real Property that specifically provides coverage for and includes the entire text of Tenant’s indemnification and hold harmless obligations set forth in Section 6.12 hereof if such coverage and text are obtainable by Landlord at no additional charge; however, if there is an additional charge for such coverage or text, then Tenant may require Landlord to obtain the same if Tenant pays the additional cost therefor as part of Operating Expenses payable under Section 2.03 of this Lease for any Lease Year, including, without limitation, the Base Year, for which there is such an additional charge.”

1.	Section 7.06(b) of the Original Lease is hereby modified by adding the following at the end thereof: “beyond the amount of such relocation costs and value of its leasehold improvements.”

1.

Section 8.01 of the Original Lease is hereby modified to change Tenant’s name for notice purposes to “Modem Media.Poppe Tyson Inc.”, to change Tenant’s notice address to the Premises, to provide for duplicate copies of notices to Tenant to be sent to Tenant’s

General Counsel at the Premises to provide that notice may be duly given if sent by overnight delivery by Federal Express or another nationally recognized carrier and to provide that notice shall be effective upon a party’s receipt or refusal to receive.

1.	Section 8.28(b) of the Original Lease is hereby modified by (a) deleting the word “Landlord” appearing on the fourth line thereof and substituting therefor the words “either party” and (b) adding “AAA” between the word “the” and the open parenthesis appearing on the fourth line thereof.

1. (a)	Section 9.01(a)(i) of the Original Lease is hereby modified by deleting the phrase “any portion of the first floor of the Building that is not part of the Premises or the First Floor Space” from the second and third lines thereof and substituting therefor the phrase “any portion of the Real Property that is not part of the Premises or any parking facilities exclusively serving the Real Property that are leased or owned by Landlord” and the number “90” appearing in the penultimate sentence therefor is hereby reduced to “20.”

(b)	Section 9.01(b)(vi)(2) of the Original Lease is hereby deleted in its entirety. Landlord shall have no obligation of any kind or nature whatsoever to contribute toward the cost of work performed to the Additional Space.

(c)	The following new Section 9.01(i) is hereby added to the Original Lease:

“(i) If Tenant fails to effectively exercise the Additional Space Option with respect to any Additional Space, then Landlord may at any time thereafter lease such Additional Space to any other party on such terms as Landlord may desire; provided, however, if Landlord desires to lease the Additional Space on materially less favorable economic terms than those contained in the Additional Space Notice previously given for such Additional Space, then Landlord shall reoffer the Additional Space to Tenant pursuant to this Article 9 on such materially less favorable economic terms, except that Tenant shall have only 5 business days after receiving such reoffer within which to give Landlord the Additional Space Exercise Notice (time being of the essence). A decrease of less than 10% in the Base Rent and Additional Rent payable for such Additional Space shall be deemed not to be a “materially less favorable economic term” for purposes of this Section 9.01(i), and Landlord shall not be obligated to reoffer the subject Additional Space to Tenant by reason thereof. If Tenant fails to effectively exercise the Additional Space Option after receiving such reoffer, then Landlord may within six (6) months, thereafter (time being of the essence) lease the Additional Space to any other party on the same terms or terms that are not materially less favorable economic terms than those contained in such reoffer. If Landlord fails to lease the Additional Space to another party within such 6-month period, then Tenant shall once again have the option to lease the Additional Space pursuant to this Section 9.01(i).”

1. (a)	If Landlord receives an offer from a third party to purchase the Real Property that Landlord desires to accept at a time when the Real Property is not listed for sale with a real estate broker or otherwise being offered for sale to third parties (an “Unsolicited Offer”), then Landlord shall give Tenant written notice of such Unsolicited Offer (the “Unsolicited Offer Notice”) prior to accepting the same. If Tenant gives Landlord written notice that Tenant agrees to purchase the Real Property on all of the same terms as are contained in the Unsolicited Offer within 5 business days after receiving the Unsolicited Offer Notice (time being of the essence), then Landlord shall convey legal title to the Real Property to Tenant on the same terms as the Unsolicited Offer. If Tenant fails to effectively agree to purchase the Real Property in accordance with the terms of the Unsolicited Offer and Landlord desires to sell the Real Property on materially less favorable economic terms than those contained in the Unsolicited Offer, then Landlord shall reoffer the Real Property for sale to Tenant in writing on such materially less favorable economic terms, and Purchaser shall have 5 business days within which to accept such reoffer (time being of the essence). A decrease of less than 10% in the purchase price shall be deemed not to be a “materially less favorable economic term” for purposes of this Paragraph 31 and Landlord shall not be obligated to reoffer the Real Property to Tenant by reason thereof. If Tenant fails to agree to purchase the Real Property in accordance with this Paragraph 31, then Landlord may within six (6) months thereafter (time being of the essence) sell the Real Property to any other party on the same terms or terms that are not materially less favorable economic terms than those contained in such reoffer. If Landlord fails to lease the Additional Space to another party within such 6-month period, then Tenant shall once again have the option to lease the Additional Space pursuant to this Paragraph 31(a).

(b)

If Landlord desires to sell the Real Property, then Landlord shall give Tenant written notice of such desire (the “Sale Notice”) prior to listing the Real Property for sale with a real estate broker or otherwise offering it for sale to third parties. The Sale Notice shall contain the purchase price and the other material economic terms upon which Landlord offers to sell the Real Property to a third party (the “Sale Terms”). If Tenant gives Landlord written notice that Tenant agrees to purchase the Real Property on the Sale Terms within 20 days after Tenant receives the Sale Notice (time being of the essence), then Landlord shall convey legal title to the Real Property to Tenant on the Sale Terms. If Tenant fails to effectively agree to purchase the Real Property in accordance with the Sale Terms, and Landlord desires to sell the Real Property on materially less favorable economic terms than the Sale Terms, then Landlord shall reoffer the Real Property to Tenant in writing on such materially less favorable economic terms, and Tenant shall have 5 business days to accept such reoffer in writing (time being of the essence). A decrease of less than 10% in the purchase price shall be deemed not to be a “materially less favorable economic term” for purposes of this Paragraph 31 and Landlord shall not be obligated to reoffer the Real Property to Tenant by reason thereof. If Tenant fails effectively agree to purchase the Real Property in accordance with this Paragraph 31, then Landlord may within six (6) months thereafter (time being of the essence) sell the Real Property to any other party on such the same terms or terms that are not materially less favorable economic terms than those contained in such reoffer. If Landlord fails to lease the Additional Space to another party within such 6-month period, then Tenant shall once again have the option to lease the Additional Space pursuant to this Paragraph 31(b).

2.	Each of Landlord, Tenant and Guarantor acknowledges and agrees that (a) Landlord shall disburse $175,000.00 of the undisbursed $300,000.00 of Landlord’s Contribution as the final disbursement of Landlord’s Contribution pursuant to the Lease, including, without limitation, Section 4.01(f) thereof, with respect to the Initial Improvements and (b) each of Tenant and Guarantor consents to Landlord’s retention of the remaining $125,000.00 in full satisfaction of claims Landlord has asserted against Tenant and Guarantor.

1.	Unless expressly provided herein to the contrary, Exhibit C of the Original Lease shall not apply to the First Floor Space, Swing Space or the Basement Space.

1.	Unless defined herein, all capitalized words shall have the same meanings ascribed thereto in the Original Lease.

1.	Except as modified and amended herein, all of the terms, conditions, covenants, definitions and provisions of the Original Lease, as amended by the First Amendment, shall continue in full force and effect unchanged or otherwise affected by this Amendment and are hereby fully ratified and confirmed.

1.	This Amendment, together with the Original Lease, as amended by the First Amendment, contains the entire understanding of the parties with respect to the subject matter hereof, and all prior negotiations, conversations, understandings, and agreements with respect to such subject matter are merged in this Amendment. This Amendment may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

1.	This Amendment shall be governed in all respects by the laws of the State of Connecticut without regard to its conflicts of laws principles.

2.	This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

Landlord:

NORWALK IMPROVEMENTS, LLC

By:

Its:

Tenant:

MODEM MEDIA.POPPE TYSON, INC.

By:

Its:

Escrow Agent:

The undersigned joins in the execution of this Amendment solely to confirm its agreement to act as Escrow Agent hereunder pursuant to the terms of Paragraph 8(a) and Exhibit D hereof:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On this the              day of February, 2000, before me, the undersigned officer, personally appeared Adam Ifshin, who acknowledged himself to be Manager of NORWALK IMPROVEMENTS, LLC, a New York limited liability company, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed and as such officer, the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court Notary Public My Commission Expires:

STATE OF	)
	)	ss:
COUNTY OF	)

On this the          day of February, 2000, before me, the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be                                          of MODEM MEDIA.POPPE TYSON, INC., a Delaware corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his/her free act and deed and as such officer, the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court Notary Public My Commission Expires:

STATE OF	)
	)	ss:
COUNTY OF	)

On this the          day of February, 2000, before me, the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be a                                      of COMMONWEALTH LAND TITLE INSURANCE COMPANY, a                          corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his/her free act and deed and as such officer, the free act and deed of said limited liability partnership.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court Notary Public My Commission Expires:

JOINDER OF GUARANTOR

The undersigned, True North Communications Inc., a Delaware corporation, hereby joins in the execution of this Amendment to reaffirm, ratify, confirm, and acknowledge its obligations under that certain Guaranty, dated as of April 21, 1998, made by the undersigned for the benefit of Norwalk Improvements, LLC, and its successors and assigns, with respect to the Original Lease (the “Guaranty”), as the Original Lease has been modified pursuant to the First Amendment and this Amendment.

The undersigned hereby acknowledges that there are no offsets or defenses to its obligations under the Guaranty.

Dated: February         , 2000

Guarantor:

TRUE NORTH COMMUNICATIONS INC.

By:

Its:

STATE OF	)
	)	ss:
COUNTY OF	)

On this the          day of February, 2000, before me, the undersigned Officer, personally appeared                                              , who acknowledged himself/herself to be                                          of TRUE NORTH COMMUNICATIONS INC., a Delaware corporation, and that he/she, as such Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his/her free act and deed and as such Officer, the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court Notary Public My Commission Expires:

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